SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to
Section 13 or 15(d) of
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 24, 2004

APPLIED EXTRUSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19188	51-0295865
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 Read’s Way New Castle, Delaware 19720
(Address of principal executive offices, including zip code)

(302) 326-5500
(Registrant’s telephone number, including area code)

Item 8.01.      OTHER EVENTS

On August 24, 2004, Applied Extrusion Technologies, Inc. (the “Company”) issued a press release announcing that holders of more than 70% in aggregate outstanding principal amount of the Company’s 10¾% senior notes have executed a voting agreement (the “Restructuring Agreement”), which requires such holders and any of their subsequent transferees to vote in favor of the Company’s prepackaged plan of reorganization, provided that the prepackaged plan is consistent with the terms of the agreement in principle reached with the Company at the end of July and other conditions set forth in the Restructuring Agreement are met.  The Restructuring Agreement also requires the Company to effectuate the prepackaged plan of reorganization, subject to the conditions set forth in the Restructuring Agreement.  A copy of the Restructuring Agreement dated as of August 24, 2004 is attached hereto as Exhibit 10.1.  A copy of the press release dated August 24, 2004 is attached as Exhibit 99.1 hereto and such exhibits are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED EXTRUSION TECHNOLOGIES, INC.

By:	/s/ BRIAN P. CRESCENZO
	Name:	Brian P. Crescenzo
	Title:	Vice President, Secretary and Chief Financial Officer

Date: August 24, 2004

EXHIBIT INDEX

Exhibit 10.1	Restructuring Agreement dated August 24, 2004

Exhibit 99.1	Press Release dated August 24, 2004